Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of VWR INVESTORS, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Article I” so that, as amended, said Article shall be and read as follows:

The name of the corporation is VWR Corporation (hereinafter called the “Corporation”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 19th day of June, 2014.

By:	/s/ Scott K. Baker
Authorized Officer
Title:	Assistant Secretary
Name:	Scott K. Baker
Print or Type

CERTIFICATE OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VWR INVESTORS, INC.

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Timothy P. Sullivan being the President of VWR Investors, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:

FIRST: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on May 22, 2007 (the “Certificate of Incorporation”).

SECOND: The Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation.

THIRD: The Board of Directors of the Corporation, pursuant to a unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Certificate of Incorporation of the Corporation in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the “Restated Certificate”).

FOURTH: That the stockholders of the Corporation, pursuant to written consent, approved and adopted the Restated Certificate in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned, hereinabove named, for the purpose of restating and integrating and further amending the Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, under penalty of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Amended and Restated Certificate of Incorporation this 28th day of June, 2007.

VWR INVESTORS, INC. a Delaware corporation

By:	/s/ Timothy P. Sullivan
Name:	Timothy P. Sullivan
Title:	President

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VWR INVESTORS, INC.

ARTICLE ONE

The name of the Corporation is VWR Investors, Inc.

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

Part A. Authorized Capital Stock.

The total number of shares of capital stock that the Corporation has authority to issue is 1,501,000 shares, consisting of:

(i) 1,500,000 shares of Class A Preferred Stock, $0.01 par value per share (the “Class A Preferred Stock”); and

(ii) 1,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”).

The shares of Class A Preferred Stock shall have the rights, preferences and limitations set forth below.

Part B. Powers, Preferences and Special Rights of the Class A Preferred Stock.

Section 1. Dividends.

lA.General Obligation. When and as declared by the Board and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of Class A Preferred Stock as provided in this

Section 1. Dividends on each share of Class A Preferred Stock shall accrue on a daily basis at the rate of 8% per annum of the sum of the Class A Preferred Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such share of Class A Preferred Stock to and including the first to occur of (i) the date on which the Class A Preferred Liquidation Value of such share of Class A Preferred Stock (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of Class A Preferred Stock by the Corporation, (ii) the date on which such share is otherwise acquired by the Corporation, or (iii) the date on which such share of Class A Preferred Stock is converted into shares of Common Stock hereunder. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Class A Preferred Stock shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share of Class A Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such share of Class A Preferred Stock.

1B. Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning June 30, 2007 (the “Class A Dividend Reference Dates”), all dividends that have accrued on each outstanding share of Class A Preferred Stock during the three-month period (or other period in the case of the initial Class A Dividend Reference Date) ending upon each such Class A Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such share of Class A Preferred Stock until paid to the holder thereof.

1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the shares of Class A Preferred Stock held by each such holder.

Section 2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) (a “Liquidation”), each holder of Class A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any other class of capital stock (including, without limitation, the Common Stock) or other equity securities of the Corporation (collectively, “Junior Securities”), an amount in cash equal to the aggregate Class A Preferred Liquidation Value of all shares of Class A Preferred Stock held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Preferred Stock shall not be entitled to any further payment. If upon any Liquidation the Corporation’s assets to be distributed among the holders of the Class A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount to which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation’s stockholders shall be distributed pro rata among such holders of the Class A Preferred Stock based on the aggregate Class A Preferred Liquidation Value of (plus all accrued and unpaid dividends on) the Class A Preferred Stock held by each such holder. Not less than 10 days prior to the payment date stated therein, the Corporation shall mail written notice of any Liquidation to each record holder of Class A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Class A Preferred Stock and each share of each class of Junior Securities (including, without limitation, each share of Common Stock) in connection with such Liquidation.

Section 3. Conversion.

3A. Optional Right to Convert. Subject to the automatic conversion of Class A Preferred Stock pursuant to Section 3B of this Part B, for a period of five (5) business days following the execution date of the first firm commitment underwriting agreement in connection with a Public Offering, each share of Class A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, into a number of fully paid and nonassessable shares of Common Stock computed by dividing the Class A Preferred Liquidation Value of such share of Class A Preferred Stock (plus all accrued and unpaid dividends thereon) by the price at which the Common Stock is to be offered to the public by the Corporation or its underwriter(s), as applicable, pursuant to the initial Public Offering. Any exercise of the conversion right set forth in this Section 3A shall be elected by the holder of one or more shares of Class A Preferred Stock by delivery of written notice to the Corporation (an “Optional Conversion Notice”), which Optional Conversion Notice shall state that such holder elects to convert all or a specified number of such shares of Class A Preferred Stock and shall include such holder’s name or the names of such holder’s nominees in which the certificate(s) for Common Stock are to be issued.

3B. Automatic Conversion. Each share of Class A Preferred Stock which is not subject to an Optional Conversion Notice pursuant to Section 3A of this Part B shall be converted automatically, upon consummation of the Corporation’s initial Public Offering, into a number of fully paid and nonassessable shares of Common Stock computed by dividing the Class A Preferred Liquidation Value of such share of Class A Preferred Stock (plus all accrued and unpaid dividends thereon) by the price at which the Common Stock is being offered to the public by the Corporation or its underwriters(s), as applicable, pursuant to the initial Public Offering.

3C. Effectiveness. Any conversion of Class A Preferred Stock (i) pursuant to Section 3A of this Part B shall be deemed to have been effected at the time of delivery of the Optional Conversion Notice to the Corporation and (ii) pursuant to Section 3B of this Part B shall be deemed to have been effected as of the consummation of the Corporation’s initial Public Offering, in each case whether or not the certificate or certificates representing the Class A Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. To the extent the certificate or certificates representing the Class A Preferred Stock to be converted have not been surrendered for conversion prior to the effective date of conversion, the holder of such Class A Preferred Stock shall surrender for conversion such certificate or certificates at the principal office of the Corporation promptly after the effective date of the conversion. At the time any such conversion has been effected, the rights of the holder of such Class A Preferred Stock in respect thereof shall cease and the Person or Persons in whose name or names the shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of such shares of Common Stock.

3D. Conversion Shares. At the time(s) when shares of Class A Preferred Stock may be converted into shares of Common Stock pursuant to this Section 3, the Corporation shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A Preferred Stock, such number of shares of Common Stock as may be issuable upon the conversion of all outstanding Class A Preferred Stock. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may become listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

3E. Fractional Shares. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 3E, be deliverable upon any conversion of shares of Class A Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, may pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

3F. Expiration. The conversion rights in respect of any share of Class A Preferred Stock shall expire as of the date on which the Corporation pays to the holder of such share of Class A Preferred Stock the Class A Preferred Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

Section 4. Priority of Class A Preferred Stock on Dividends and Redemptions. So long as any Class A Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the shares of Class A Preferred Stock then outstanding, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (including, without limitation, any Common Stock), nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities (including, without limitation, any Common Stock); provided that the Corporation may repurchase shares of capital stock or other equity securities from current or former employees of the Corporation or its affiliates pursuant to arrangements approved by the Board.

Section 5. Redemptions.

5A. Optional Redemptions. Subject to Section 5D of this Part B, the Corporation may at any time and from time to time redeem all or any portion of the shares of Class A Preferred Stock then outstanding. Upon any such redemption, the Corporation shall pay a price per share of Class A Preferred Stock equal to the Class A Preferred Liquidation Value thereof (plus all accrued and unpaid dividends thereon). No redemption pursuant to this Section 5A may be made for less than 1,000 shares of Class A Preferred Stock (or such lesser number of shares of Class A Preferred Stock then outstanding), unless the holder(s) of a majority of the then outstanding shares of Class A Preferred Stock otherwise grant their prior written consent.

5B. Redemption Payments. For each share of Class A Preferred Stock which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation’s principal office of the certificate representing such share) an amount in immediately available funds equal to the Class A Preferred Liquidation Value of such share of Class A Preferred Stock (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available (under the General Corporation Law of the State of Delaware and this Certificate of Incorporation) for redemption of shares of Class A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Class A Preferred Stock to be redeemed on such date, those funds which are legally available (under the General Corporation Law of the State of Delaware and this Certificate of Incorporation) shall be used to redeem the maximum possible number of shares of Class A Preferred Stock pro rata among the holders of the shares of Class A Preferred Stock to be redeemed based upon the aggregate Class A Preferred Liquidation Value of such shares of Class A Preferred Stock held by each such holder (plus all accrued and unpaid dividends thereon). Unless the holders of a majority of the shares of Class A Preferred Stock elect otherwise in writing, at any time thereafter when additional funds of the Corporation are legally available (under the General Corporation Law of the State of Delaware and this Certificate of Incorporation) for the redemption of shares of Class A Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of Class A Preferred Stock which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. In case fewer than the total number of shares of Class A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.

5C. Notice of Redemption. Except as otherwise provided herein, the Corporation shall deliver written notice of each redemption of any Class A Preferred Stock to each record holder of such class not more than 60 nor less than 5 days prior to the date on which such redemption is to be made. In the event that fewer than the total number of shares of Class A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Class A Preferred Stock shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares of Class A Preferred Stock.

5D. Determination of the Number of Each Holder’s Shares to be Redeemed. Except as otherwise provided herein, the number of shares of Class A Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of shares determined by multiplying the total number of shares of Class A Preferred Stock to be redeemed times a fraction, the numerator of which shall be the total number of shares of Class A Preferred Stock then held by such holder and the denominator of which shall be the total number of shares of Class A Preferred Stock then outstanding.

5E. Dividends After Redemption Date. No share of Class A Preferred Stock shall be entitled to any dividends accruing after the date on which the Class A Preferred Liquidation Value of such share of Class A Preferred Stock (plus all accrued and unpaid dividends thereon) is paid to the holder of such share of Class A Preferred Stock. On such date, all rights of the holder of such share of Class A Preferred Stock shall cease, and such share of Class A Preferred Stock shall no longer be deemed to be issued and outstanding.

5F. Redeemed or Otherwise Acquired Shares. Any shares of Class A Preferred Stock which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

5G. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Class A Preferred Stock, except as expressly authorized herein in accordance with the terms hereof.

Section 6. Voting Rights. Except as otherwise expressly provided herein or as otherwise required by applicable law, the Class A Preferred Stock shall have no voting rights.

Section 7. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of this Part B without the prior written consent of the holders of a majority of the shares of Class A Preferred Stock outstanding at the time such action is taken. Any such amendment, modification or waiver so approved by the holders of a majority of the shares of Class A Preferred Stock in accordance with the foregoing sentence shall be binding on all holders of shares of Class A Preferred Stock.

Section 8. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Class A Preferred Stock. Upon the surrender of any certificate representing Class A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred Stock represented by such new certificate from the date, if any, on which dividends were fully paid on such Class A Preferred Stock represented by such surrendered certificate.

Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Class A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation (provided that, if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred Stock represented by such new certificate from the date, if any, on which dividends were fully paid on such lost, stolen, destroyed or mutilated certificate.

Section l0. Definitions.

“Board” means the Board of Directors of the Corporation.

“Class A Preferred Liquidation Value” means, with respect to any share of Class A Preferred Stock as of any particular date, $1,000.00.

“Common Stock” means, collectively, the Corporation’s Common Stock, par value $0.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Market Price” of any security means the average of the closing prices of the sales of such security on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the “Market Price” is being determined and the 20 consecutive business days prior to such day. If at any time such securities are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Market Price shall be determined in good faith by the Board.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of any capital stock or other equity securities of the Corporation to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Redemption Date” means, with respect to any share of Class A Preferred Stock, the date specified in the notice of any redemption at the Corporation’s option; provided that no such date shall be a Redemption Date unless the Class A Preferred Liquidation Value of such share of Class A Preferred Stock (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

Section 11. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholders, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Part C. Powers, Preferences and Special Rights of the Common Stock. Except as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

Section 1. Voting Rights. Except as otherwise required by applicable law, each holder of one or more shares of Common Stock shall be entitled to one vote per share of Common Stock held by such holder on all matters to be voted on by the stockholders of the Corporation.

Section 2. Dividends. As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to receive such dividends pro rata at the same rate per share. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the Class A Preferred Stock and any other class or series of capital stock of the Corporation.

Section 3. Liquidation. Subject to the provisions of the Class A Preferred Stock and any other class or series of capital stock of the Corporation, the holders of the Common Stock shall be entitled to participate pro rata at the same rate per share in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

Section 4. Registration of Transfer. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

Section 5. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 6. Notices. All notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholders, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Section 7. Amendment and Waiver. No amendment, modification or waiver of any provision of this Part C shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class and any such amendment, modification or waiver so approved by the holders of a majority of the then outstanding shares of Common Stock shall be binding on all holders of Common Stock.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or outside the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHT

To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Eight shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE NINE

The Corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE ELEVEN

To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are also employees of the Corporation. No amendment or repeal of this Article Eleven shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.

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